Exhibit 99.1

Equillium Announces First Subject Dosed in Phase 1 Clinical Trial of EQ504

Topline Phase 1 proof-of-mechanism data anticipated in Q2 2027

Randomized, double-blind, placebo-controlled study will evaluate safety, tolerability, PK and PD of EQ504

Triggers Milestone Closing of $20 million in additional funding under previously announced equity private placement agreement; cash expected to fund currently planned operations into 2029

LA JOLLA, California, October 26, 2026 – Equillium, Inc. (Nasdaq: EQ), a biotechnology innovator developing novel therapies to treat severe autoimmune and inflammatory disorders, today announced that the first subject has been dosed in Australia in its Phase 1 clinical trial of EQ504, an investigational oral, colon-targeted aryl hydrocarbon receptor (AhR) modulator being developed for the treatment of serious inflammatory diseases (the Milestone Event). In connection with the occurrence of the Milestone Event, the Company also announced the anticipated milestone closing under its August 2025 equity private placement of an additional $20 million of shares of its common stock, or pre-funded warrants in lieu thereof (the Milestone Closing), which is expected to occur later today.

“Dosing the first participant in our Phase 1 trial marks an important milestone as we advance EQ504, our differentiated, oral, colon-targeted AhR modulator, into clinical development,” said Bruce Steel, Chief Executive Officer of Equillium. “We believe EQ504’s locally acting and non-immunosuppressive approach has the potential to address important unmet medical needs in ulcerative colitis and other serious inflammatory diseases. The Phase 1 trial is designed to evaluate safety and tolerability, as well as characterize EQ504’s pharmacokinetic and pharmacodynamic profile to assess proof of mechanism. Subject to supportive Phase 1 data, we anticipate initiating a placebo-controlled proof-of-concept study in patients with moderately to severely active ulcerative colitis in the second half of 2027.”

The Phase 1 trial (NCT07869225), being conducted in Australia, is a randomized, double-blind, placebo-controlled, single-center study designed to evaluate the safety, tolerability, pharmacokinetics (PK) and pharmacodynamics (PD) of EQ504 in approximately 70 healthy subjects exploring once-daily oral doses ranging from 0.1–3.0 mg. The study consists of a single ascending dose portion evaluating escalating oral doses of EQ504 across five sequential cohorts, and a multiple ascending dose (MAD) portion evaluating once-daily oral dosing over 10 days across three cohorts.

The MAD portion will also evaluate EQ504’s pharmacodynamic activity through multiple gastrointestinal (GI) mucosal biopsies, including measurement of cytochrome P450 1A1 (CYP1A1) expression, a biomarker of AhR pathway activation. These assessments are designed to provide early clinical evidence of localized target engagement and biological activity in the GI tract, supporting EQ504’s differentiated, colon-targeted approach. An optional food-effect cohort will examine whether food affects EQ504 exposure.

Milestone Closing of $20 Million Under the August 2025 Equity Private Placement

At the Milestone Closing, investors are expected to purchase and the Company expects to issue and sell 14,957,260 shares of common stock at a purchase price of $0.57 per share and 20,130,457 pre-funded warrants to purchase common stock at a purchase price of $0.5669 per pre-funded warrant, for aggregate gross proceeds of approximately $20.0 million, bringing the total equity private placement proceeds to approximately $50 million. With the proceeds from the Milestone Closing, the Company expects its cash and cash equivalents to be sufficient to fund its currently planned operations into 2029.

The offer and sale of the foregoing securities were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The investors have been granted customary resale Form S-3 registration rights for the shares of common stock issued to them in the financing.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EQ504

EQ504 is an investigational potent and selective aryl hydrocarbon receptor (AhR) modulator with a multi-modal, non-immunosuppressive mechanism of action designed to be complementary to other inflammation and immunology agents. AhR is critical to barrier organ tissue physiology and immunology, maintaining barrier function and promoting tissue repair and regeneration, while regulating resident immune cells with anti-inflammatory responses. For ulcerative colitis, EQ504 is formulated as an oral, colon-targeted delayed-release drug product. Equillium is also evaluating the potential of EQ504 for additional indications, including inflammatory lung diseases through inhaled formulations.

About Equillium

Equillium is a biotechnology innovator with a mission to develop highly impactful therapies to treat severe autoimmune and inflammatory disorders.

For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future”, “potential”, “will”, “designed to” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited to, statements regarding Equillium’s plans and strategies with respect to developing EQ504, including the initiation of clinical studies and the reporting of data therefrom; the expected timeline for reporting data from a

Phase 1 study of EQ504; the potential benefits of EQ504; the anticipated initiation of a placebo-controlled proof-of-concept study in patients with ulcerative colitis; the expected Milestone Closing for the additional $20 million tranche under Equillium’s 2025 equity private placement, including receipt of the Price Threshold Waiver; the expected use of proceeds from the private placement; and Equillium’s expectations that its financial position and cash runway will fund currently planned operations into 2029. Because such statements are subject to risks and uncertainties, many of which are outside of Equillium’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: Equillium’s ability to execute its plans and strategies; risks related to performing clinical and pre-clinical studies; whether the results from clinical and pre-clinical studies will validate and support the safety and efficacy of Equillium’s product candidates; changes in the competitive landscape; risks involving the expected Milestone Closing, including the occurrence and anticipated time and the impact the sale will have on the Company’s stock price; and Equillium’s ability to raise sufficient financing, which may not be available on acceptable terms or at all, to advance EQ504 and fund Equillium’s strategic plans. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in Equillium’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website and on Equillium’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact

PJ Kelleher

LifeSci Advisors, LLC

+1-617-430-7579

pkelleher@lifesciadvisors.com